UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              November 3, 2004
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                          Date of Report
                   (Date of Earliest Event Reported)

                         WESTON TECHNOLOGIES CORP.
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            (Exact Name of Registrant as Specified in its Charter)

                               DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

             000-49854                          75-3022004
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  (Commission File Number)            (IRS Employer Identification No.)

                  80 Wall Street, Suite 818, New York, NY 10005
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            (Address of Principal Executive Offices, including ZIP Code)

                             (212) 809-1200
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               Registrant's Telephone Number, including Area Code

                              Not Applicable
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           (Former Name or Former Address, if Changed Since Last Report)





Item 3.02.  Unregistered sales of equity securities

On November 3rd, 2004, Weston Technologies Corp. ("Weston") entered into a Stock Subscription Agreement with Perfect Approach Investments Ltd. ("Perfect Approach"), whereby Perfect Approach agreed to purchase 601,500 shares of the common stock of Weston for an aggregate consideration of sixteen million Hong Kong dollars (HK$16,000,000).

Perfect Approach is an existing shareholder of Weston. Upon completion of the stock subscription, Perfect Approach holds 606,500 shares of common stock of Weston and warrants to purchase 495,000 shares of common stock Weston. The common stock and warrants held by Perfect Approach constitute approximately 2.2% of all the capital stock of Weston on a fully diluted basis if all the outstanding warrants are exercised. Prior to the stock subscription, there were 40,411,775 shares of common stock issued and outstanding, and warrants to purchase 8,986,725 shares of common stock of Weston.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WESTON TECHNOLOGIES CORP.


By: /S/ Yi Sen Wong
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Yin Sen Wong
Chief Executive Officer


Date:  November 3rd, 2004